EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Macatawa Bank Corporation

Holland, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165820) and Form S-8 (No 333-88572, No. 333-88574, No. 333-116914, No. 333-134502 and No. 333-141438) of our reports dated March 7, 2012, relating to the consolidated financial statements, of Macatawa Bank Corporation and the effectiveness of its internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan

March 7, 2012